Exhibit 99.1

BGC Completes Offering of $350.0 Million of 8.000% Senior Notes

NEW YORK, NY – May 25, 2023 – BGC Partners, Inc. (Nasdaq: BGCP) (“BGC” or the “Company”) today announced the closing of its offering of $350.0 million aggregate principal amount of 8.000% senior notes (the “notes”) on May 25, 2023.

The notes are general senior unsecured obligations of BGC. The notes will pay interest semi-annually at a rate of 8.000% per annum, on each May 25 and November 25, beginning on November 25, 2023, and will mature on May 25, 2028. BGC intends to use the net proceeds, along with cash on hand and the proceeds of other indebtedness, if any, to repurchase, redeem and/or repay its $450.0 million outstanding aggregate principal amount of 5.375% Senior Notes due 2023, including to pay any applicable redemption premium.

The notes were offered and sold in a private offering exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This notice is issued pursuant to Rule 135c under the Securities Act, and does not constitute an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Discussion of Forward-Looking Statements about BGC

Statements in this document regarding BGC that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, BGC undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contact:

Jason Chryssicas

+1 212-610-2426